501 CANADA INC.

                            FINANCIAL STATEMENTS

                     NINE MONTHS ENDED SEPTEMBER 30, 2005

                      (STATED IN UNITED STATES DOLLARS)


                                  UNAUDITED





                                  CONTENTS

Balance Sheet                                                                2

Statements of Operations and Comprehensive Income (Loss)                     3

Notes to Financial Statements                                                4














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501 CANADA INC.
Balance Sheet
September 30, 2005.
(Stated in United States Dollars)
Unaudited



                                                    September
                                                     30, 2005

ASSETS

Current
   Cash                                           $    11,552
   Short-term investments                              58,010
   Prepaid and sundry assets                          239,937
                                                  -----------

Total Current Assets                                  309,499
                                                  -----------

Revenue Producing Real Estate (note 1)              6,765,334
Equipment (note 2)                                     21,889
Deferred Finance Charges                               90,587
Advances to Related Companies                         230,062
                                                  -----------

Total Long-term Assets                              7,107,872
                                                  -----------

Total Assets                                      $ 7,417,371
                                                  ===========

LIABILITIES

Current
   Bank indebtedness                              $    86,989
   Accounts payable and accrued charges               376,101
   Current portion of mortgage payable                 53,374
   Advances from shareholder (note 4)                 514,970
   Income taxes payable                                 5,165
                                                  -----------

Total Current Liabilities                           1,036,599
                                                  -----------

Mortgage Payable (note 3)                           7,223,831
Future Income Taxes                                     6,147
                                                  -----------

Total Long-Term Debt                                7,229,978
                                                  -----------

Total Liabilities                                   8,266,577
                                                  -----------


STOCKHOLDER'S DEFICIT

Capital Stock                                              67
Accumulated Other Comprehensive Loss                  (71,785)
Deficit                                              (777,488)
                                                  -----------

Total Stockholders' Deficit                          (849,206)
                                                  -----------

Total Liabilities and Stock Holder's Deficit      $ 7,417,371
                                                  ===========

  (The accompanying notes are an integral part of these financial statements)

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501 CANADA INC.
Statements of Operations and Comprehensive Income (Loss)
Nine Months Ended September 30, 2005
(Stated in United States Dollars)
Unaudited



                                                    September
                                                     30, 2005


Revenue
   Rent                                           $   466,032
   Other Income                                            41
                                                  -----------

                                                      466,073
                                                  -----------

Expenses
   Mortgage interest                                  296,562
   Utilities                                          170,587
   Property taxes                                     138,427
   Commissions                                        102,084
   Repairs and maintenance                             96,483
   Professional fees                                   49,922
   Insurance                                           35,892
   Vehicle                                             16,114
   Bank charges and interest                            7,221
   Office and general                                   5,305
   Salaries and wages                                   2,448

   Amortization                                        99,956
                                                  -----------

                                                    1,021,001
                                                  -----------

(Loss) Income Before Income Taxes                    (554,928)
   Current income taxes                                 1,719
   Future income taxes                                   -
                                                  -----------

Net (Loss) Income                                    (556,647)
   Foreign currency translation adjustment                 (4)
                                                  -----------

Comprehensive (Loss) Income                       $  (556,651)
                                                  ===========

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501 CANADA INC.
Notes to Financial Statements
Nine Months Ended September 30, 2005
(Stated in United States Dollars)
Unaudited



1.  Revenue producing properties

    The revenue properties are recorded at cost. Amortization of the buildings has been provided at an annual rate of 2.5% on straight line basis as follows:

                                         Accumulated       Net book value
                                  Cost  amortization         2005         2004
                           ---------------------------------------------------
    Land (Alliance)        $ 1,067,190  $             $ 1,067,190  $ 1,067,190
    Buildings (Alliance)     3,482,223       351,003    3,131,220    2,642,898
    Buildings (Kennedy)      2,605,148        38,223    2,566,924            0
                           ---------------------------------------------------
                           $ 7,154,561  $    389,226  $ 6,765,334  $ 3,710,088
                           ===================================================



2.  Fixed Assets

    The fixed assets are recorded at cost and amortization is provided as follows:

                                         Accumulated       Net book value
                                  Cost  amortization         2005         2004
                            --------------------------------------------------
    Furniture and equipment $   25,280	$      3,391  $    21,889  $     3,171
                            ==================================================


3.  Mortgages Payable

    For Alliance property:                                   2005         2004
                                                      ------------------------
       First mortgage payable
        Due September 30, 2008 repayable by monthly
        installments of $28,117 on account of
        principal and interest at an annual of
        7.25%, secured by the revenue producing
        real estate                                   $ 3,806,248  $ 3,859,907

       Second mortgage payable
        Due 30 May, 2007 interest payable only at
        an annual of 12%, secured by the revenue
        producing real estate.                        $ 1,707,504  $         0

    For Kennedy property:

        First mortgage payable
         Due May 6, 2025 repayable by monthly
         installments of $11,845 on account of
         principal and interest at an annual of
         Prime rate plus 1%, secured by the revenue
         producing real estate                        $ 1,550,015  $         0

        Second mortgage payable
         Due 19 May, 2007 interest payable only at
         an annual of 9%, secured by the revenue
         producing real estate.                       $   213,438  $         0



4. Shareholders' Advances

   These advances are interest free with no fixed terms of repayment.

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